Exhibit 10.16

EXECUTION VERSION

AWARD AGREEMENT

for

LONG-TERM INCENTIVE PLAN UNITS AND RESTRICTED STOCK

THIS AWARD AGREEMENT, dated as of February 10, 2020 (the “Grant Date”), is entered into by and among Landscape Acquisition Holdings Limited (to be known as “Digital Landscape Group, Inc.”), a company organized under the laws of the British Virgin Islands (or any successor thereto, the “Company”), APW OpCo LLC, a Delaware limited liability company (“OpCo”), and William Berkman (the “Member”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Grants.

(a) Subject to the provisions of this Agreement, the provisions of the Company’s 2020 Equity Incentive Plan (the “Plan”) and the First Amended and Restated Limited Liability Company Agreement of OpCo, as amended or amended and restated from time to time (the “Operating Agreement”) (all capitalized terms used herein shall have the meaning set forth in the Operating Agreement, unless otherwise specified):

(i) OpCo hereby grants to the Member, as of the Grant Date, 2,622,066 LTIP Units, and

(ii) the Company hereby grants to the Member, as of the Grant Date, in tandem with the LTIP Units, 2,622,066 Non-Economic Shares (within the meaning of the Plan), which shall consist of 1,386,033 shares of Class B Common Stock (the “Tandem Common Shares”) and 1,236,033 Series B Founder Preferred Shares (the “Tandem Preferred Shares”). On the Seven-Year End Date (as defined below), each outstanding Tandem Preferred Share shall automatically convert into a share of Class B Common Stock on such date in accordance with the First Amended and Restated Memorandum and Articles of Association of the Company or, at any time after the Domestication (as defined in the Plan), the Certificate of Incorporation of the Company, in each case, as may be amended or amended and restated from time to time (as applicable, the “Organizational Document”). Each outstanding Tandem Preferred Share may also be converted into a share of Class B Common Stock prior to the Seven-Year End Date, at the option of the Member as described in the Grant Date Articles (as defined below). In the event of such automatic or optional conversion, all references herein to such Tandem Preferred Share shall be deemed to refer to the share of Class B Common Stock into which such Tandem Preferred Share was converted. The “Seven-Year End Date” means the Mandatory Conversion Date (as defined in the First Amended and Restated Memorandum and Articles of Association of the Company, as in effect on the Grant Date and without regard to any amendments thereto following the Grant Date (the “Grant Date Articles”)).

The LTIP Notional Amount for each LTIP Unit granted hereunder shall equal $10.00. The LTIP Units are “Other Equity-Based Awards” within the meaning of Section 9 of the Plan. The Tandem Common Shares and Tandem Preferred Shares are Restricted Stock awards as set forth under Section 7 of the Plan.

(b) 693,017 LTIP Units, along with an equal number of Tandem Common Shares, each granted hereunder, shall be Series A LTIP Units and, together with such number of Tandem Common Shares, shall be subject solely to service-based vesting conditions (the “Time-Vesting Series A LTIP Awards”), 693,016 LTIP Units, along with an equal number of Tandem Common Shares, each granted hereunder shall be Series A LTIP Units and, together with such number of Tandem Common Shares, shall be subject to both service-based and performance-based vesting conditions (the “Performance-Vesting Series A LTIP Awards”), and 1,236,033 LTIP Units, along with an equal number of Tandem Preferred Shares, each granted hereunder, shall be Series B LTIP Units and, together with such number of Tandem Preferred Shares, shall be subject solely to performance-based vesting conditions (the “Performance-Vesting Series B LTIP Awards”). The date on which any applicable service-based vesting conditions are scheduled to be satisfied is referred to below as the applicable “Service-Vesting Date”, the date on which any applicable performance-based vesting conditions are satisfied is referred to below as the “Performance-Vesting Date”, and the date that all applicable service-based and performance-based vesting conditions (other than the condition that an LTIP Unit become an Equitized LTIP Unit) are satisfied (or deemed satisfied) is referred to as the “Vesting Date”.

2. Vesting.

(a) Time-Vesting LTIP Awards. The Time-Vesting Series A LTIP Awards shall vest in equal annual installments over the five (5)-year period commencing on the Grant Date, provided that no Termination of Employment (as defined in the Plan) has occurred prior to the applicable Service-Vesting Date.

(b) Performance-Vesting Series A LTIP Awards.

(i) Performance Condition. Subject to the Performance-Vesting Service Condition (as defined in clause (ii) below), the percentage of the Performance-Vesting Series A LTIP Awards specified in the table below shall vest on the first Year-End Trading Date (as defined below) following the Grant Date and on or prior to the Seven-Year End Date that the 10-Day VWAP (as defined below) meets or exceeds the applicable price per share specified below (each, a “Seven-Year Share Price Hurdle”), which first Year-End Trading Date shall be considered the Performance-Vesting Date in respect of the applicable portion of the Performance-Vesting Series A LTIP Awards. “Year-End Trading Date” means the last “Trading Day” (as defined in the Grant Date Articles) of the relevant “Financial Year” (as defined in the Grant Date Articles). “10-Day VWAP” means the Dividend Price (as defined in the Grant Date Articles); provided that (i) the reference therein to the relevant “Dividend Year” shall instead be replaced with a reference to the relevant Financial Year and (ii) the final sentence of the definition of Average Price (as defined in the Grant Date Articles, which term is used in the definition of “Dividend Price”) shall be deleted and replaced with the following sentence: “If the Average Price cannot be calculated for that security on that date on any of the foregoing bases, the Average Price of that security on such date shall be the fair market value as mutually determined in good faith by the Grantee and the Board.”

Seven-Year Share Price Hurdle	Vesting Percentage
$11.50	25%
$13.50	25%
$15.50	25%
$17.50	25%

For the avoidance of doubt, a Seven-Year Share Price Hurdle need only be satisfied once and, except as set forth in Section 2(e) or 2(f) below, vesting will not occur for any portion of the Performance-Vesting Series A LTIP Awards unless and until the Performance-Vesting Service Condition is also satisfied with respect to such portion of the Performance-Vesting Series A LTIP Awards.

(ii) Service Condition. The service-based vesting condition shall be satisfied with respect to 50% of the Performance-Vesting Series A LTIP Awards on the third (3rd) anniversary of the Grant Date and 50% on the seventh (7th) anniversary of the Grant Date, provided that no Termination of Employment has occurred prior to the applicable Service-Vesting Date (the “Performance-Vesting Service Condition”). Notwithstanding the foregoing; provided that the Performance-Vesting Service Condition has been satisfied in respect of the relevant Performance-Vesting Series A LTIP Awards, the Seven-Year Share Price Hurdle may be satisfied (or deemed satisfied pursuant to Section 2(f)(ii)) after Termination of Employment due to death or Disability, but in no event later than the Seven-Year End Date. To the extent that any Seven-Year Share Price Hurdle has not been satisfied (or deemed satisfied pursuant to Section 2(f)(ii)) on or prior to the Seven-Year End Date, any then remaining unvested Performance-Vesting Series A LTIP Awards and related Tandem Common Shares shall be immediately forfeited and canceled without consideration as of such Seven-Year End Date.

(c) Performance-Vesting Series B LTIP Awards.

(i) The Performance-Vesting Series B LTIP Awards shall vest in full on the first Year-End Trading Date following the Grant Date and on or prior to the end of the Nine-Year End Date (as defined below) that the 10-Day VWAP meets or exceeds $20.00 (the “Nine-Year Share Price Hurdle”). The “Nine-Year End Date” means the Mandatory Conversion Date (as defined in the Grant Date Certificate); provided that the reference therein to the “seventh (7th) full Financial Year” shall instead be replaced with a reference to “ninth (9th) full Financial Year”.

(ii) If, on any Year-End Trading Date that occurs on or after the Grant Date and on or prior to the Nine-Year End Date, the 10-Day VWAP exceeds $10.00 (the “Floor Amount”), then a percentage of the Performance-Vesting Series B LTIP Awards shall vest ratably, as determined based on the percentage of the difference between the Floor Amount and the Nine-Year Share Price Hurdle that has been achieved (the “Ratable Vesting Percentage”). For example, if the 10-day VWAP on December 31, 2020 is then $14.00, the Ratable Vesting

Percentage shall be forty percent (40%). If the 10-Day VWAP on December 31, 2021 is then $13.00, the Ratable Vesting Percentage shall be zero and there shall be no additional vesting on such date. If the 10-day VWAP on December 31, 2022 is then $15.00, the aggregate Ratable Vesting Percentage shall be fifty percent (50%), and an additional ten percent (10%) of the Performance-Vesting Series B LTIP Awards shall vest on such date.

(iii) In the event that the 10-Day VWAP has not exceeded the Floor Amount on any Year-End Trading Date on or prior to the Nine-Year End Date, then each Performance-Vesting Series B LTIP Award and related Tandem Preferred Share shall be immediately forfeited and canceled without consideration as of such Nine-Year End Date. In the event that the 10-Day VWAP has exceeded the Floor Amount on any Year-End Trading Date on or prior to the Nine-Year End Date but has not equaled or exceeded the Nine-Year Share Price Hurdle, then any unvested Performance-Vesting Series B LTIP Awards and related Tandem Preferred Shares shall be immediately forfeited and canceled without consideration as of the Nine-Year End Date.

(d) Notwithstanding anything in this Agreement or in the Plan to the contrary, in the event that, prior to the applicable Vesting Date, the Member incurs a Termination of Employment for Cause (as defined in the Amended and Restated Employment Agreement among the Company, OpCo and the Member, dated as of February 10, 2020, as amended or amended and restated (the “Employment Agreement”) or due to the Member’s voluntary resignation without Good Reason (as defined in the Employment Agreement), all Unvested Awards (as defined below) shall, to the fullest extent permitted by applicable law, be forfeited and canceled without consideration. The Member’s LTIP Capital Account with respect to an LTIP Unit that has been forfeited, canceled or terminated shall be treated as provided in Section 3.02(c)(v) of the Operating Agreement. For purposes of this Agreement, “Unvested Award” means any LTIP Unit and the related Non-Economic Shares granted to the Member hereunder (and any Award (as defined in the Plan) into which such LTIP Unit and the related Non-Economic Shares has been converted pursuant to Section 4(c) of the Plan or Section 2(f) of this Agreement), in each case that remains subject to any service-based or performance-based vesting conditions set forth in this Section 2 (other than the condition that such LTIP Unit become an Equitized LTIP Unit).

(e) In the event that the Member incurs a Termination of Employment on or prior to the applicable Vesting Date due to a Termination of Employment by the Company not for Cause or a resignation with Good Reason, all outstanding Unvested Awards (and any related Unvested Distribution Amount (as defined in Section 5 of this Agreement)) shall immediately vest in full, and the Vesting Date in respect of all then outstanding and previously unvested LTIP Units shall be the date of the Member’s Termination of Employment. In the event that the Member incurs a Termination of Employment on or prior to the applicable Vesting Date due to (i) the Member’s Disability or (ii) the Member’s death, all unvested Performance-Vesting Series B LTIP Awards (and any related Unvested Distribution Amount) shall immediately vest in full, and the Vesting Date shall be the date of the Member’s Termination of Employment, and the service-based vesting condition for all other Unvested Awards (and any related Unvested Distribution Amount) shall be deemed satisfied as follows: (A) in the case of the Time-Vesting Series A LTIP Awards, the LTIP Units shall vest in respect of the one (1)-year vesting period in which the Member’s Termination of Employment occurs and, as applicable, the immediately following one (1)-year vesting period (i.e., collectively, an additional forty percent (40%) of the original grant of Time-Vesting Series A LTIP Awards shall vest, assuming the Member’s Termination of Employment occurred during the four (4)-year period commencing on the Grant Date) and (B) in the case of the Performance-Vesting Series A LTIP Awards, the service-based vesting condition shall be deemed satisfied on a pro-rata basis based on the number of full or partial years that have elapsed between the Grant Date and the date of the Termination of Employment, plus one (1) additional year of service; provided, however, that vesting will not occur for any portion of the Performance-Vesting Series A LTIP Awards (and any related Unvested Distribution Amount) unless and until the applicable Seven-Year Share Price Hurdles are achieved (or deemed achieved pursuant to Section 2(f)(ii)) on or prior to the Seven-Year End Date. Any remaining Performance-Vesting Series A LTIP Awards that have not vested on or prior to the Seven-Year End Date shall be immediately forfeited and canceled without consideration as of the Seven-Year End Date. For example, in the case of the Performance-Vesting Series A LTIP Awards, if the Termination of Employment due to death or Disability occurs on the twenty (20)-month anniversary of the Grant Date, then such LTIP Units shall vest as follows: (A) 100% (3/3rds) of the outstanding Performance-Vesting Series A LTIP Awards scheduled to vest on the third (3rd) anniversary of the Grant Date shall remain outstanding, subject to achievement of such goals on or prior to the Seven-Year End Date, and (B) approximately 43% (3/7ths) of the outstanding Seven-Year Performance-Vesting Series A LTIP Awards scheduled to vest on the seventh (7th) anniversary of the Grant Date shall remain outstanding, subject to achievement of such goals on or prior to the Seven-Year End Date.

(f) Change in Control.

(i) Upon a Change in Control (as defined in the Plan), all outstanding Time-Vesting Series A LTIP Awards and Performance-Vesting Series B LTIP Awards shall immediately vest in full.

(ii) Upon a Change in Control, in the case of the Performance-Vesting Series A LTIP Awards, all Seven-Year Share Price Hurdles shall be deemed satisfied, and all Performance-Vesting Series A LTIP Awards that remain subject to the Performance-Vesting Service Condition may either (A) remain outstanding or (B) be converted in accordance with Section 2(f)(iii) into an award in respect of stock of, or other equity interests in, the acquirer (or one of its Affiliates) based on the value of such Unvested Award (which value, in the case of an Equitized LTIP Unit, shall be determined as if redeemed for a share of Class A Common Stock, in the case of all such LTIP Units on a one-for-one basis and, in the case of a Non-Equitized LTIP Unit, shall be determined in accordance with Section 3.02(c)(v) of the Operating Agreement at the time of such Change in Control) and, following conversion, any such award will be considered an Unvested Award to the extent provided in this Agreement. In the event that the Member incurs a Termination of Employment following the Change in Control under any circumstance set forth in Section 2(e), all Unvested Awards (and any related Unvested Distribution Amount) shall immediately vest in full, and the Vesting Date shall be the date of the Member’s Termination of Employment. Notwithstanding the foregoing, solely to the extent required to avoid taxation and penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Unvested Awards (and any related Unvested Distribution Amount) shall be settled no later than March 15th of the calendar year (or, if applicable, two and one-half (2 1/2) months after the end of the applicable service recipient’s fiscal year) following the later of (1) the calendar year (or fiscal year, as applicable) in which the Change in Control occurs and (2) the calendar year (or fiscal year, as applicable) in which the Unvested Awards (and any related Unvested Distribution Amount) are no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

(iii) Notwithstanding any other provision of this Agreement, in the event of a Change in Control, in the case of the Performance-Vesting Series A LTIP Awards, unless (A) either (1) the Unvested Awards remain outstanding following the Change in Control or (2) provision is made in connection with the Change in Control for assumption of Unvested Awards or substitution of such Unvested Awards for new awards (“Replacement Awards”) covering equity interests in a successor entity, with appropriate adjustments to the number of Unvested Awards, as determined by the Committee (as defined in the Plan) in accordance with Section 2(f)(ii) of this Agreement and Section 3.02(c)(v) of the Operating Agreement prior to the Change in Control pursuant to Section 4(c)(ii) of the Plan, and (B) the material terms and conditions of such Unvested Awards (other than the Seven-Year Share Price Hurdle) as in effect immediately prior to the Change in Control are preserved following the Change in Control (including, without limitation, with respect to the schedule to satisfy the Performance-Vesting Service Condition, the intrinsic value of the Unvested Awards (or similar potential fair value in accordance with Section 3.02(c)(v) of the Operating Agreement, in the case of a Non-Equitized LTIP Unit), transferability of the Unvested Awards (and interests into which the Unvested Awards may be converted or exchanged) prior to and following the Change in Control and voting power in respect of the Unvested Awards), such Unvested Awards (and any related Unvested Distribution Amount) shall immediately vest in full upon such Change in Control, and the Vesting Date shall be the date of such Change in Control.

(iv) To the extent that the conversion, assumption or substitution of the Performance-Vesting Series A LTIP Awards and the related Tandem Common Shares in connection with a Change in Control would result in the Member incurring tax liability with respect to such Awards, subject to applicable law and any policies of the Company or any successor that impose trading restrictions (such as blackout periods), the Member shall be permitted to sell the number of securities subject to the replacement award that the Company determines to be necessary to satisfy the Member’s tax liability incurred in connection with such exchange. Any such securities that the Member is entitled to sell pursuant to this Section 2(f)(iv) will no longer be considered Unvested Awards. In connection with a Change in Control, if any Replacement Awards that are granted to the Member pursuant to Section 2(f)(iii) would be taxable to the Member as ordinary income rather than as long-term capital gains, the material terms and conditions of the Unvested Awards shall not be deemed preserved unless the Member is granted an additional number of Replacement Awards to make the Member substantially whole for such incremental tax liability or the Member is otherwise compensated for such incremental tax liability. The amount of the incremental tax liability shall be determined using the tax rates in effect as of the date of the grant of such Replacement Awards.

3. Representations and Warranties.

(a) The Company hereby represents and warrants that the Tandem Common Shares and Tandem Preferred Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) have been issued in compliance with applicable law, (iv) are not issued in breach or violation of any contract or preemptive rights, rights of first refusal or other similar rights, (v) are free and clear of all Encumbrances except for (A) applicable transfer restrictions pursuant to applicable law, this Agreement, the Shareholder Agreement, the Plan and the Operating Agreement and (B) the applicable vesting conditions pursuant to this Agreement and (vi) are uncertificated.

(b) OpCo hereby represents and warrants that the LTIP Units (i) have been duly authorized and validly issued, (ii) have been issued in compliance with applicable law, (iii) are not issued in breach or violation of any contract or preemptive rights, rights of first refusal or other similar rights, (iv) are free and clear of all Encumbrances except for (A) applicable transfer restrictions pursuant to applicable law, this Agreement, the Shareholder Agreement, the Plan and the Operating Agreement and (B) the applicable vesting conditions pursuant to this Agreement and (v) are uncertificated.

(c) The Member represents and warrants that all of the representations and warranties set forth on Appendix A are true and correct in all respects.

4. Nontransferability.

Subject to Section 3.02(c)(iv) of the Operating Agreement, from and after the Grant Date, the Member shall be permitted to transfer the LTIP Units (and the related Tandem Common Shares and Tandem Preferred Shares), whether such LTIP Units are vested or unvested, solely in accordance with Article X of the Operating Agreement or the Shareholder Agreement. In the event of any such transfer pursuant to the foregoing, prior to the applicable Vesting Date, the Unvested Awards shall remain subject to the terms and conditions of this Agreement (including with respect to vesting and forfeiture) that are applicable to Unvested Awards until such LTIP Units (and the related Tandem Common Shares and Tandem Preferred Shares) are no longer Unvested Awards. From and after the applicable Vesting Date, the LTIP Units (and the related Tandem Common Shares and Tandem Preferred Shares) shall be subject to Section 3.02(c)(iv) of the Operating Agreement and shall not be transferable by the Member, except as set forth in Article X of the Operating Agreement or the Shareholder Agreement.

5. Allocations, Distributions and Dividends.

Allocations and distributions with respect to the LTIP Units (including tax distributions) shall be handled in the manner specified in the Operating Agreement. The amount of any distributions credited under Section 4.01(b) of the Operating Agreement to the Member’s LTIP Units prior to the Vesting Date are referred to herein as “Unvested Distribution Amounts”. Any such Unvested Distribution Amounts shall be settled through a cash payment (less any prior tax distributions pursuant to Section 4.01(c) of the Operating Agreement in respect of Unvested Distribution Amounts) to the Member upon the applicable Vesting Date. Upon the forfeiture of an Unvested Award pursuant to the terms of this Agreement, all Unvested Distribution Amounts

(excluding the amount of tax distributions previously paid pursuant to Section 4.01(c) of the Operating Agreement) allocated to the Member’s forfeited LTIP Units shall also be forfeited. The Member’s LTIP Capital Account that has been forfeited, canceled or terminated shall be treated as provided in Section 3.02(c)(v) of the Operating Agreement, as applicable. From and after the time that the LTIP Units become fully vested, the rights of the Member to receive distributions with respect to any LTIP Unit shall be governed by the Operating Agreement.

6. Tax Distributions.

Tax distributions in respect of the LTIP Units shall be handled in the manner specified in Section 4.01(c) of the Operating Agreement.

7. Section 83(b) Election.

The Member agrees that the Member will make a protective election to be taxed immediately on the value of the LTIP Units and related Non-Economic Shares on the Grant Date; provided that the Member shall not be in breach of this Agreement if Member fails to comply with this Section 7. In order to do so, the Member must file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code, and the applicable Treasury Regulations thereunder (a “Section 83(b) Election”) with respect to the LTIP Units and related Non-Economic Shares within 30 days following the Grant Date, on a form attached hereto as Appendix B. The Member will provide a copy of such Section 83(b) Election to OpCo not later than ten (10) days after filing the election with the Internal Revenue Service or other governmental authority.

8. Payment of Transfer Taxes, Fees and Other Expenses.

(a) The Company agrees to pay, or to cause its applicable Affiliate to pay, any and all original issue taxes and stock transfer taxes that may be imposed with respect to the delivery of any LTIP Units or Shares (as defined in the Plan) pursuant to this Agreement, together with any and all other fees and expenses necessarily incurred by the Company or any of its Affiliates in connection therewith.

(b) The Company, or its applicable Affiliates, shall be entitled to withhold from any payments, distributions and allocations to the Member any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law. If the Company, or its applicable Affiliate, pays any taxes (including any related interest, penalties or additions to tax) in respect of LTIP Units or Shares on the Member’s behalf, (i) except if the Member is an “executive officer” (within the meaning of Rule 3b-7 under the Exchange Act (as defined in the Plan)), as may be required to comply with the Sarbanes-Oxley Act of 2002, if requested by OpCo, the Member agrees to reimburse and shall reimburse OpCo for such taxes within thirty (30) days following the Company’s request or (ii) if such taxes are paid by OpCo, such taxes shall be governed by Section 5.05 of the Operating Agreement.

(c) Except as otherwise provided in Section 8(a) and Section 8(b), the Member shall be solely responsible for the payment of any taxes in respect of LTIP Units and Shares and shall hold the Company and its Affiliates and their respective directors, officers and employees harmless from any liability arising from the Member’s failure to comply with the foregoing provisions of this Section 8(c).

9. Adjustment Provisions.

In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of GAAP (as defined in the Plan), the Committee shall, in accordance with Section 4(c)(i) of the Plan, adjust any outstanding LTIP Units and the related Tandem Common Shares and Tandem Preferred Shares, as well as any unsatisfied share price hurdles and the Floor Amount.

10. Rights of a Shareholder.

The Member shall have the voting rights with respect to the Shares issued to the Member upon the grant of the related LTIP Unit immediately upon the Grant Date, regardless of whether such LTIP Unit (and related Share) is vested or unvested.

11. Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company or OpCo. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Member any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such Affiliates to terminate the Member’s service at any time. Until shares of Class A Common Stock are actually delivered to the Member upon a Redemption or Direct Exchange pursuant to Article XI of the Operating Agreement, the Member shall not have any rights as a shareholder in respect of shares of Class A Common Stock; provided that the Member shall have all rights as a shareholder in respect of shares of Class B Common Stock and Series B Founder Preferred Shares.

12. Laws Applicable to Construction; Consent to Jurisdiction.

(a) Notwithstanding anything in the Operating Agreement to the contrary, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws that could cause the application of the law of any jurisdiction other than the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the Unvested Awards are subject to the terms and conditions of the Plan, which is hereby incorporated by reference, and the LTIP Units and Shares are subject to the Operating Agreement, which is hereby incorporated by reference. In addition, Shares are subject to the Organizational Document and the Shareholder Agreement, which are hereby incorporated by reference. By signing this Agreement, the Member agrees to and is bound by the Plan, the Operating Agreement, the Organizational Document and the Shareholder Agreement.

(b) Notwithstanding anything in the Operating Agreement to the contrary, any controversy or claim between the Member and the Company, OpCo or any of its or their

Affiliates arising out of or relating to or concerning the provisions of this Agreement or the Plan shall be resolved in accordance with the dispute resolution provisions set forth in the Employment Agreement.

13. Section 409A of the Code.

It is intended that the LTIP Units, the Shares and all amounts payable with respect thereto (including the Unvested Distribution Amount) shall be exempt from Section 409A of the Code.

14. Conflicts and Interpretation.

In the event of any conflict between the terms of the Operating Agreement, the Plan and/or this Agreement relating to LTIP Units and the related Tandem Common Shares and Tandem Preferred Shares, the agreements shall take precedence in the following order: (a) this Agreement, (b) the Operating Agreement and (c) the Plan; provided that, with respect to the process for, and restrictions and limitations on, amending the Operating Agreement, Section 16.03 of the Operating Agreement (Amendments) shall take precedence over this Agreement. Except as expressly set forth in this Agreement with respect to LTIP Units and the related Tandem Common Shares and Tandem Preferred Shares, the Operating Agreement shall govern the Member’s rights and obligations with respect to OpCo under the Operating Agreement. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan; provided that all actions by the Committee shall be taken reasonably and in good faith.

15. Amendment.

Any modification, amendment or waiver to this Agreement that shall impair the rights of the Member shall require an instrument in writing to be signed by the Member, the Company and OpCo. The waiver by any of the Member, the Company or OpCo of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

16. Severability.

If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any jurisdiction, then such provision, covenant or condition shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement and any such invalidity, illegality or unenforceability with respect to such provision shall not invalidate or render unenforceable such provision in any other jurisdiction, and the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

18. Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, as of the date first above written, each of the Company and OpCo has caused this Agreement to be executed on behalf of itself or its applicable Affiliate by a duly authorized officer and the Member has hereunto set the Member’s hand.

LANDSCAPE ACQUISITION HOLDINGS LIMITED (To Be Known As “Digital Landscape Group, Inc.”)

By:	/s/ Noam Gottesman
Name: Noam Gottesman
Title: Director

APW OPCO LLC

By:	/s/ Scott Bruce
Name: Scott Bruce
Title: President

/s/ William Berkman
WILLIAM BERKMAN

[Signature Page to LTIP Agreement]

APPENDIX A

Investment Intent and Other Representations of the Member

1. Investment Intent.

The Member hereby represents and warrants that the LTIP Units (which, for purposes of this Appendix A, shall be deemed to include the related Tandem Common Shares and Tandem Preferred Shares) must be held for investment purposes and are not being received with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by OpCo or the Company, as applicable, regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to OpCo or the Company, as applicable.

2. Other Representations.

The Member hereby represents and warrants to OpCo or the Company, as applicable, as follows:

(a) Access to Information. Because of the Member’s business relationship with the Company and its Affiliates and with the management of the Company and its Affiliates, the Member has had access to all material and relevant information concerning OpCo, the Company and their respective Affiliates, thereby enabling the Member to make an informed investment decision with respect to Member’s receipt of the LTIP Units, and all pertinent data and information requested by the Member from OpCo, the Company or their respective representatives, as the case may be, concerning the business and financial condition of OpCo, the Company or their respective Affiliates, as the case may be, and the terms and conditions of this Agreement have been furnished to the Member. The Member acknowledges that the Member has had the opportunity to ask questions of and receive answers and obtain additional information from OpCo, the Company and their respective Affiliates and their representatives concerning the present and proposed business and financial condition of OpCo, the Company and their Affiliates.

(b) Financial Sophistication. The Member, either individually, or together with one or more financial advisors to which Member has access, has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of the acceptance of the LTIP Units.

(c) Understanding the Investment Risks. The Member understands that:

(i) the LTIP Units represent a highly speculative investment, and there can be no assurance as to the success of OpCo, the Company or their respective Affiliates in their business;

(ii) the LTIP Units cannot be transferred except in very limited circumstances in accordance with the provisions of the Operating Agreement and the Award Agreement to which this Appendix A is attached (the “Award Agreement”), and at present, no market for the LTIP Units exists and it is not anticipated that a market for the LTIP Units will develop in the future;

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(iii) the LTIP Units may be worthless; and

(iv) ownership of the LTIP Units may result in taxable income to the Member without a corresponding cash or in-kind distribution.

(d) Understanding the Nature of LTIP Units. The Member understands and agrees that:

(i) the LTIP Units will not be registered under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”), or any applicable state securities laws; they are being issued in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of the Member contained herein are essential to any claim of exemption by OpCo and the Company under the Securities Act and such state laws;

(ii) the LTIP Units are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;

(iii) the Member may not sell, transfer, assign, pledge or otherwise dispose of or encumber the LTIP Units except as allowed under the provisions of the Award Agreement, the Operating Agreement and the Plan;

(iv) only OpCo and the Company, as applicable, can register the LTIP Units under the Securities Act and applicable state securities laws, but it is not anticipated that the LTIP Units will be registered in any event;

(v) OpCo and the Company have not made any representations to the Member that OpCo or the Company, as applicable, will register the LTIP Units under the Securities Act or any applicable state securities laws, or any representations with respect to compliance with any exemption therefrom;

(vi) the Member is aware of the conditions restricting the sale or transfer of the LTIP Units under the Operating Agreement, the Award Agreement, the Securities Act and applicable state securities laws; and

(vii) OpCo or the Company, as applicable, may, from time to time, make “stop transfer” notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

(e) No Brokers; Additional Representations. The Member acknowledges that:

(i) neither the Member nor anyone acting on the Member’s behalf has paid or will pay a commission or other remuneration to any person in connection with the acceptance of the LTIP Units; and

(ii) at the time and as a condition of delivery of documents evidencing the LTIP Units, the Member will be deemed to have made all the representations and warranties contained in this Appendix A with respect to such LTIP Units and may be required to make other representations concerning investment intent as a condition of the delivery of such LTIP Units by OpCo and the Company.

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APPENDIX B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER PURSUANT

TO SECTION 83(b) OF THE INTERNAL REVENUE CODE1

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	Name:	William Berkman
	Address:	[●]
	Address:	[●]
	SSN:	[●]

2.	Description of the property to which the election is being made:

A. a profits interest in APW OpCo LLC, a Delaware limited liability company (“OpCo”), consisting of 2,622,066 LTIP Units;

B. 1,386,033 Class B ordinary shares, no par value (the “Class B Restricted Shares”), of Landscape Acquisition Holdings Limited (to be known as “Digital Landscape Group, Inc.”), a company organized under the laws of the British Virgin Islands (“PubliCo”); and

C. 1,236,033 Series B founder preferred shares, no par value, of PubliCo (together with the Class B Restricted Shares, the “Restricted Shares”).

The Restricted Shares have voting rights but they have no economic value.

3.	The date on which the property was transferred is February 10, 2020.

4.	The taxable year to which this election relates is calendar year 2020.

5.

Nature of the restrictions to which the property is subject: The LTIP Units and the Restricted Shares are subject to certain transfer and forfeiture restrictions as set forth in the First Amended and Restated Memorandum and Articles of Association of PubliCo, the First Amended and Restated Limited Liability Company Agreement of OpCo, PubliCo’s 2020 Equity Incentive Plan, the Shareholder Agreement by and among OpCo, PubliCo, TOMS Acquisition II LLC and certain other parties and the applicable award agreement. A portion of the LTIP Units and the Restricted Shares is subject to a time-based vesting schedule and a portion of the LTIP Units and the Restricted Shares is subject to a performance-based vesting schedule.

6.

The fair market value of the property with respect to which this election is being made at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) was $0.

[1]	Note to Draft: To be filed within 30 days following the grant date.

7.	Taxpayer’s consideration for said property was $0.

8.	A copy of this statement has been furnished to OpCo and PubliCo.

Dated: [●]

Name: William Berkman